           As filed with the Securities and Exchange Commission on June 4, 1996

                                                Registration No. 333-___________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                -----------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                              Neoprobe Corporation
- --------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)

                                    Delaware
- --------------------------------------------------------------------------------
         (State or Other Jurisdiction of Incorporation or Organization)

                                   31-1080091
- --------------------------------------------------------------------------------
                      (I.R.S. Employer Identification No.)

            425 Metro Place North, Suite 400, Dublin, Ohio 43017-1367
- --------------------------------------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)

                            1996 Stock Incentive Plan
- --------------------------------------------------------------------------------
                            (Full Title of the Plan)

               Robert S. Schwartz, c/o Schwartz, Warren & Ramirez
                           A Limited Liability Company
                   41 South High Street, Columbus, Ohio 43215
- --------------------------------------------------------------------------------
                     (Name and Address of Agent For Service)


                                  614-222-3000
- --------------------------------------------------------------------------------
          Telephone Number, Including Area Code, of Agent For Service.


                         CALCULATION OF REGISTRATION FEE
   ==================================================================================================================
                                                                    Proposed         Proposed
                                                                     maximum          maximum
               Title of securities               Amount to be    offering price      aggregate         Amount of
                to be registered                  registered      per share(2)       offering      registration fee
                                                                                     price(2)
   ------------------------------------------------------------------------------------------------------------------
        Common Stock, $.001 par value(1)           1,500,000        $16.94          $25,410,000        $8,762.07

   ==================================================================================================================

(1)Each share of Common Stock carries one right to purchase a unit which currently consists of one-hundredth of a share of Series A Junior Participating Preferred Stock, par value $.001 per share, pursuant to a Rights Agreement dated July 18, 1995.
(2)The proposed maximum offering price per share of $16.94 is based upon the average of the high and low prices reported by the Nasdaq National Market on May 28, 1996 pursuant to paragraphs (c) and (h) of Rule 457.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The documents listed in (a) through (c) below are incorporated by reference in this registration statement; and all documents subsequently filed by Neoprobe Corporation, a Delaware corporation (the "Registrant") pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities and Exchange Act of 1934 (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents.

          (a) The Registrant's latest annual report on Form 10-KSB (Commission File No. 0-20676), filed pursuant to Section 13(a) of the Exchange Act.

          (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant's annual report referred to in (a) above.

          (c) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A, as amended by Amendment No. 3 (Commission File No. 0-20676), including any amendment or report filed for the purpose of updating such description.

          (d) The description of Rights to Purchase Series A Junior Participating Preferred Stock contained in the Registrant's Registration Statement on Form 8-A (Commission File No. 0-20676).

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not Applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         The validity of the Common Stock of the Registrant issuable under the Plan will be passed upon for the Registrant by Schwartz, Warren & Ramirez a Limited Liability Company, Columbus, Ohio.

ITEM 6.  INDEMNIFICATION OF OFFICERS AND DIRECTORS.

         Section 145 of the General Corporation Law of the State of Delaware ("Section 145") provides that directors and officers of Delaware corporations are entitled, under certain circumstances, to be indemnified against expenses (including attorneys' fees) and other liabilities actually and reasonably incurred by them as a result of any suit brought against them in their capacity as a director or officer, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. Section 145 also provides that directors and officers may also be indemnified against expenses (including attorneys' fees) incurred by them in connection with a derivative suit if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made without court approval if such person was adjudged liable to the corporation.

         Article V of the Company's By-laws has provisions requiring the Company to indemnify its officers, directors, employees and agents which are in substantially the same language as Section 145.

         Article Nine, section (b), of the Company's Certificate of Incorporation further provides that no director will be personally liable to the Company or its stockholders for monetary damages or for any breach of fiduciary duty except for breach of the director's duty of loyalty to the Company or its stockholders, for acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law, pursuant to section 174 of the Delaware General Corporation Law (which imposes liability in connection with the payment of certain unlawful dividends, stock purchases or redemptions), or any amendment or successor provision thereto, or for any transaction from which the director derived an improper personal benefit.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not Applicable.

ITEM 8.  EXHIBITS.

         The following Exhibits are filed as part of this Registration
Statement:

(4)  Instruments Defining the Rights of Security Holders.

         4.1. See Articles FOUR, FIVE, SIX, and SEVEN of the Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 99.2 of Registrant's Current Report on Form 8-K, as amended for July 18, 1995 (Commission File No. 0-20676).

         4.2.     See Articles II and VI and Section 2 of Article III and
                  Section 4 of Article VII of the Amended and Restated By-Laws (incorporated by reference to Exhibit 99.4 of Registrant's Current Report on Form 8-K, as amended for July 18, 1995 (Commission File No. 0-20676).

         4.3. Rights Agreement dated as of July 18, 1995 between the Registrant and Continental Stock Transfer & Trust Company (incorporated by reference to Exhibit 1 of the registration statement on Form 8-A; Commission File No. 0-20676).

(5)  Opinion re Legality.

         5.1. Opinion of Schwartz, Warren & Ramirez a Limited Liability Company as to the validity of the Common Stock being registered hereunder.

(23)  Consents of Experts and Counsel.

         23.1.    Consent of Coopers & Lybrand L.L.P.

         23.2. Consent of Schwartz, Warren & Ramirez a Limited Liability Company is set forth as part of Exhibit 5.1 above.

(24)  Powers of Attorney.

         24.1.    Powers of Attorney.

         24.2. Certified copy of resolution of Registrant's Board of Directors authorizing officers and directors signing on behalf of the Registrant to sign pursuant to a power of attorney.

ITEM 9.  UNDERTAKINGS.

         (a)  The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

                           (i) To include any  prospectus  required by Section
10(a)(3) of the Securities Act of 1933;

                           (ii) To  reflect  in the  prospectus  any facts or
events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                           (iii) To include any material information with
respect to the plan or distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbus, State of Ohio, this 30th day of May, 1996.

                             NEOPROBE CORPORATION
                                 (Registrant)


                            By: /s/DAVID C. BUPP
                               ------------------------------------------------
                                 David C. Bupp
                                 President

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on May 30, 1996.

      Signature                   Title

JOHN L. RIDIHALGH*         Director, Chairman of the Board, and Chief Executive
- ------------------------   Officer (principal executive officer)
John L. Ridihalgh

/s/ DAVID C. BUPP          Director, President, and Chief Operating Officer
- ------------------------
David C. Bupp

JOHN SCHROEPFER*           Vice President, Finance and Administration
- ------------------------   (principal financial and accounting officer)
John Schroepfer

JERRY K. MUELLER, JR.*     Director
- ------------------------
Jerry K. Mueller, Jr.

C. MICHAEL HAZARD*         Director
- ------------------------
C. Michael Hazard

JULIUS R. KREVANS*         Director
- ------------------------
Julius R. Krevans

MICHAEL P. MOORE*          Director
- ------------------------
Michael P. Moore

J. FRANK WHITLEY, JR.*     Director
- ------------------------
J. Frank Whitley, Jr.

JAMES F. ZID*              Director
- ------------------------
James F. Zid

ZWI VROMEN*                Director
- ------------------------
Zwi Vromen

*David C. Bupp, by signing his name hereto, does sign this document on behalf of the person indicated above pursuant to a Power of Attorney duly executed by such person.

By: /s/DAVID C. BUPP
   ------------------------
     David C. Bupp, Attorney-in-Fact

EXHIBIT INDEX

         The following Exhibits are filed as part of this Registration
Statement:


                                                                                           PAGE
                                                                                           ----
(4)  Instruments Defining the Rights of Security Holders.

         4.1.     See Articles FOUR, FIVE, SIX, and SEVEN of the Restated                  *
                  Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 99.2 of Registrant's Current Report on
                  Form 8-K, as amended for July 18, 1995 (Commission File No.
                  0-20676).

         4.2.     See Articles II and VI and Section 2 of Article III and                  *
                  Section 4 of Article VII of the Amended and Restated By-Laws
                  (incorporated by reference to Exhibit 99.4 of Registrant's
                  Current Report on Form 8-K, as amended for July 18, 1995
                  (Commission File No. 0-20676).

         4.3.     Rights Agreement dated as of July 18, 1995 between the                   *
                  Registrant and Continental Stock Transfer & Trust Company
                  (incorporated by reference to Exhibit 1 of the registration statement on Form 8-A; Commission File No. 0-20676).

(5)  Opinion re Legality.

         5.1.     Opinion of  Schwartz,  Warren & Ramirez a Limited Liability
                  Company as to the validity of the Common Stock being
                  registered hereunder.                                                    7

(23)  Consents of Experts and Counsel.

         23.1.    Consent of Coopers & Lybrand L.L.P.                                      9

         23.2.    Consent of Schwartz, Warren & Ramirez a Limited Liability
                  Company is set forth as part of Exhibit 5.1 above.

(24)  Powers of Attorney.

         24.1.    Powers of Attorney.                                                     10

         24.2.    Certified copy of resolution of Registrant's Board of
                  Directors authorizing officers and directors signing on behalf
                  of the Registrant to sign pursuant to a power of attorney.              20

*     Incorporated by Reference.